UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 27, 2009

Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number	(IRS Employer ID Number)

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(Address of Principal Executive Offices)

(801) 521-3292

Registrant’s Telephone Number, Including Area Code:

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Effective May 27, 2009, America West Resources, Inc., (the “Company”) and two of its wholly owned subsidiaries entered into a financing transaction (the “Financing”)  with five investors (“Investors”) to provide financing of up to $4,000,000, as follows: (i) up to $3,800,000 under a loan agreement (“Loan Agreement”) by and among the Investors and the Company’s wholly owned subsidiary America West Services, Inc. (“AmWest Services”); (ii) $150,000 through the issuance of 41,800,000 shares of the Company’s common stock to the Investors pursuant to a common stock purchase agreement (“Purchase Agreement”) by and between the Investors and the Company; and (iii) $50,000 through a royalty agreement (“Royalty Agreement”) by and among the Investors and the Company’s wholly owned subsidiary, Hidden Splendor Resources, Inc. (“Hidden Splendor”).

Pursuant to the Loan Agreement, AmWest Services borrowed an original principal amount of $2,300,000 through the issuance to the Investors of two-year notes (the “Notes”), with the remaining $1,500,000 available to AmWest Services upon satisfaction of certain coal production requirements, acquisition of additional equipment, and other conditions, of which there is no assurance such conditions will be met.  The Notes bear interest at the rate of 16% compounded annually, with interest payable monthly commencing in August 2009, and the principal amount due at maturity, on May 27, 2011.  The Notes are secured by substantially all of the assets of AmWest Services.  The Company has guaranteed the Notes.

Pursuant to the Purchase Agreement, the Company issued the investors 41,800,000 shares of the Company’s common stock for aggregate consideration of $150,000.  The Company granted piggy back registration rights to the Investors.

Pursuant to the Royalty Agreement, Hidden Splendor granted the Investors a royalty on the coal produced by Hidden Splendor for $50,000, subject to compliance with Hidden Splendor’s December 8, 2008 Plan of Reorganization.  The Royalty Agreement expires in August 2016.

John Thomas Bridge & Opportunity Fund, L.P., an entity controlled by George Jarkesy, a director of the Company, participated in the financing transaction.  John Thomas Bridge & Opportunity Fund, L.P. was issued (i) a Note in a principal amount of $805,000, (ii) 14,630,000 shares of the Company’s common stock for a purchase price of $52,500 and (iii) a 35% participation in the royalty for a purchase price of $17,500.

Item 2.03

Creation of Direct Financial Obligation under an Off-Balance Sheet Agreement of a Registrant

The Company guaranteed the Notes as described more fully in Item 1.01 above.

ITEM 3.02

Unregistered Sales of Equity Securities

As more fully described above, in connection with the Financing, the Company issued the Investors 41,800,000 shares of the Company’s common stock for $150,000.  The issuance of these securities were consummated pursuant to Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder on the basis that such transactions did not involve a public offering and the offerees were sophisticated, accredited investors with access to the kind of information that registration would provide. The recipients of these securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.    The Company paid $19,500 in sales commission to registered brokers and dealers in connection with the issuance of these shares of common stock.

Item 9.01.

Financial Statements and Exhibits

The following exhibits are to be filed as part of this 8-K:

Exhibit No.	Identification of Exhibit

10.1	Loan Agreement dated May 27, 2009
10.2	Form of Promissory Note dated May 27, 2009
10.3	Registration Rights Agreement dated May 27, 2009
10.4	Royalty Agreement dated May 27, 2009
10.5	Security Purchase Agreement dated May 27, 2009

SIGNATURES

Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly caused  this  report  to  be  signed on its behalf by the undersigned  hereunto duly  authorized.

America West Resources, Inc.

By:  /s/       Dan R. Baker

Dan R. Baker

Chief Executive Officer

DATE:  June 1, 2009

EXHIBIT INDEX

EXHIBIT NO.

IDENTIFICATION OF EXHIBIT

10.1

Loan Agreement dated May 27, 2009

10.2

Form of Promissory Note dated May 27, 2009

10.3

Registration Rights Agreement dated May 27, 2009

10.4

Royalty Agreement dated May 27, 2009

10.5

Security Purchase Agreement dated May 27, 2009

4